UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

The Hillman Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10590 Hamilton Avenue

Cincinnati, Ohio 45231

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 12, 2014, CCMP Capital Advisors, LLC (“CCMP”) and The Hillman Companies, Inc. (the “Company”) announced that HMAN Finance Sub Corp. (the “Issuer”) has priced a private offering of $330.0 million in aggregate principal amount of its 6.375% senior notes due 2022 (the “Notes”). The aggregate principal amount of the Notes was increased from $270.0 million, as previously disclosed, to $330.0 million. In connection with the pricing of the Notes, the Issuer and HMAN Intermediate Finance Sub Corp. entered into a senior notes purchase agreement on June 12, 2014. The Notes are being offered only to qualified institutional buyers in accordance with Rule 144A and to non-U.S. persons under Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) and will not be registered under the Securities Act following the closing of the offering of the Notes. The offering is expected to close on or about June 30, 2014, subject to customary closing conditions including, without limitation, the closing of the Acquisition as described below. The net proceeds from the offering, together with other funding sources, will be used to fund the previously announced acquisition of the Company by affiliates of CCMP (the “Acquisition”), repay certain existing indebtedness of the Company and to pay related fees and expenses. The Acquisition is expected to be consummated prior to or concurrently with the closing of the offering.

The Issuer was formed for the purpose of issuing the Notes and, immediately subsequent to the Acquisition, will be merged with and into The Hillman Group, Inc., the Company’s wholly-owned subsidiary, which will be the surviving corporation, and will assume the obligations of the Issuer under the Notes by operation of law.

The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This disclosure is not an offer to buy or a solicitation of an offer to sell any Notes or other securities.

The press release with respect to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01 – “Regulation FD Disclosure” of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements related to the future performance or financial condition of CCMP and the Company following the Acquisition, the expected timing of the completion of the Acquisition and the offering and the ability to complete the Acquisition and the offering considering the various closing conditions. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of known and unknown risks and uncertainties. Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this report and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Joint Press Release issued by CCMP Capital Advisors, LLC and The Hillman Companies, Inc. on June 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2014	THE HILLMAN COMPANIES, INC.

	By:	/s/ Anthony A. Vasconcellos
	Name:	Anthony A. Vasconcellos
	Title:	Chief Financial Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
99.1	Joint Press Release issued by CCMP Capital Advisors, LLC and The Hillman Companies, Inc. on June 12, 2014.

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